UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2013

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 3, 2013, Universal Truckload Services, Inc. executed an amendment to our Revolving Credit and Term Loan Agreement (the “First Amendment”), with and among the lenders who are parties to our principal credit facilities and Comerica Bank, as administrative agent, to allow for more flexibility with our treasury management function. Pursuant to the First Amendment, the existing $10.0 million Swing Line sub-facility provided for under the Revolving Credit and Term Loan Agreement, dated as of August 28, 2012, was amended and split between two existing lenders, Comerica Bank and KeyBank National Association (“KeyBank”). The First Amendment provides for Swing Line borrowings of up to $7.0 million from Comerica Bank and $3.0 million from KeyBank, so long as the Comerica Bank and KeyBank advances do not exceed $10.0 million in the aggregate. As of June 3, 2013, we did not have any amounts outstanding under either Swing Line.

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed as Exhibit 10.1 and is incorporated by reference into this report.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Revolving Credit and Term Loan Agreement, date June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: June 5, 2013	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer and Treasurer